          As filed with the Securities and Exchange Commission on June 19, 1998.
                                                       Registration No. __-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________

                          QUALITY SEMICONDUCTOR, INC.
             (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                     77-0199189
       ----------                                     ----------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                               851 Martin Avenue
                          Santa Clara, CA  95050-2903
                    (Address of principal executive offices)

                            _______________________

                       1993 EMPLOYEE STOCK PURCHASE PLAN
                             1995 STOCK OPTION PLAN
                           (Full title of the Plans)

                            _______________________

                               Stephen Vonderach
              Vice President, Finance  and Chief Financial Officer
                          QUALITY SEMICONDUCTOR, INC.
                               851 Martin Avenue
                          Santa Clara, CA  95050-2903
                                 (408) 450-8000
           (Name, address and telephone number of agent for service)

                            _______________________

                                   Copies to:
                                  Tae Hea Nahm
                               Venture Law Group
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                  Page 1 of 9 Pages.  Exhibit Index at Page 7.

              (Calculation of Registration Fee on following page.)

-------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                             Proposed Maximum       Proposed Maximum
 Title of Securities             Maximum Amount             Offering Price Per     Aggregate Offering       Amount of
 to be Registered              to be Registered(1)                 Share                 Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------------
1993 EMPLOYEE STOCK
PURCHASE PLAN:
 Common Stock                    100,000 shares                $2.1781 (2)            $217,810.00            $ 64.25
 $.001 par value

 1995 STOCK OPTION PLAN:
 Common Stock                    340,000 shares                $2.5625 (3)            $871,250.00            $257.02
 $.001 par value

TOTAL                            440,000 SHARES                                                              $321.27
                                 --------------                                                              -------

--------------------------------------------------------------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on June 18, 1998, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported in the Nasdaq National Market System on June 18, 1998.

--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant is filing this Registration Statement pursuant to Item E of the General Instructions to Form S-8 in order to register additional securities of the same class as those previously registered on Form S-8 for issuance in connection with its 1993 Employee Stock Purchase Plan and its 1995 Stock Option
Plan.   Such previous Registration Statement on Form S-8 (Registration No. 33-
72884) as amended (Registration No. 33-25809) is hereby incorporated by reference.

ITEM 3.  Information Incorporated By Reference
         -------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 28, 1997, filed on December 19, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on October 26, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.          Not applicable.
         -------------------------

ITEM 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The limitation on monetary liability also does not apply to liabilities arising under the federal securities laws.

     The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Registrant has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms.

ITEM 7.  Exemption From Registration Claimed.      Not applicable.
         -----------------------------------

ITEM 8.    Exhibits.
           ---------

           See Index to Exhibits on page 7.

ITEM 9.  Undertakings.
         ------------

           The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 19, 1998.


                                    QUALITY SEMICONDUCTOR, INC.


                                      /s/  Stephen Vonderach
                                    ------------------------------------------
                                      Stephen Vonderach
                                      Vice President of Finance and Chief
                                      Financial Officer (Principal Financial
                                      and Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Paul Gupta and Stephen Vonderach, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                       Title                                 Date
                  ---------                                       -----                                 ----
             /s/  R. Paul Gupta                Chairman of the Board, Chief Executive              June 19, 1998
---------------------------------------------  Officer and Director (Principal Executive
            (R. Paul Gupta)                    Officer)

            /s/  Stephen Vonderach             Vice President of Finance and Chief                 June 19, 1998
---------------------------------------------  Financial Officer (Principal Financial and
            (Stephen Vonderach)                Accounting Officer)

            /s/  Chun P. Chiu                  Chairman of the Board                               June 19, 1998
---------------------------------------------
            (Chun P. Chiu)

            /s/  Andrew J.S. Kang              Director                                            June 19, 1998
---------------------------------------------
            (Andrew J.S. Kang)

            /s/  Robert L. Puette              Director                                            June 19, 1998
---------------------------------------------
            (Robert L. Puette)

            /s/  Masaharu Shinya               Director                                            June 19, 1998
---------------------------------------------
            (Masaharu Shinya)

            /s/  David D. Tsang                Director                                            June 19, 1998
---------------------------------------------
            (David D. Tsang)

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
 Number                                                                 Page No.
-------                                                                 --------

 5.1    Opinion of Venture Law Group, a Professional Corporation.           8

23.1    Consent of Venture Law Group, a Professional Corporation
        (included in Exhibit 5.1).                                          8

23.2    Consent of Independent Auditors                                     9

24.1    Power of Attorney                                                   6